Exhibit 99.1

LYDALL ANNOUNCES FINANCIAL RESULTS

FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2010

MANCHESTER, CT – November 5, 2010 — LYDALL, INC. (NYSE: LDL) today announced financial results for the third quarter and nine months ended September 30, 2010.

Net sales for the third quarter ended September 30, 2010 were $83.8 million compared with $66.1 million for the same period in 2009. Excluding the negative impact of foreign currency translation, net sales increased by $20.7 million, or 31.3%, in the third quarter of 2010 compared with the third quarter of 2009.

The Company revised prior period financial statements due to errors detected in the third quarter of 2010. None of the revisions were considered material to the periods impacted, as further described below. All figures in this press release are provided as revised.

Net income for the current quarter was $1.5 million, or $0.09 per share, compared to a net loss of ($0.5) million, or ($0.03) per share, in the third quarter of 2009. Net income in the third quarter of 2010 included a net tax benefit of $1.8 million, or $0.11 per share, and a gain on sale of product line of $0.4 million, or $0.02 per share.

Operating income in the third quarter of 2010 was $0.1 million compared to an operating loss of ($0.4) million in the third quarter of 2009. The current quarter was negatively impacted by the results of the Company’s North American automotive (“NA Auto”) facility, which continued to experience manufacturing inefficiencies associated with production of fiber products, as previously identified at the end of the second quarter.

Dale Barnhart, President and Chief Executive Officer, stated, “We are pleased by the positive trend in revenues resulting from market revitalization and certain share gains. For two consecutive quarters we have exceeded our highest reported revenues since the third quarter of 2008, and we continue to report strong backlog. We are disappointed with the performance of our NA Auto facility, but believe the corrective actions will start to show improvements in the fourth quarter. Our Performance Materials segment and our Affinity business, as well as our European automotive facilities, executed well during the quarter and are benefiting both from the positive trend in revenues and from their ongoing focus on lean manufacturing.

“In the Performance Materials segment, we continued to see greater demand for our filtration and industrial thermal insulation products. Net sales in the third quarter of 2010, excluding foreign currency translation, increased by 31.1% compared to the third quarter of 2009. Excluding the gain on sale of our electrical papers product line, this segment reported an operating margin of 17.4% for the third quarter of 2010 compared to 11.1% in the prior year. Performance Materials has done an excellent job of realigning manufacturing capabilities among the production sites which has enabled us to better optimize the use of existing capacity and also to free up capacity to grow the business organically.

“In the Thermal/Acoustical segment, the second quarter’s demand for the Company’s products continued into the third quarter. While segment net sales increased by 28.0%, excluding foreign currency translation, in the third quarter of 2010, sales of automotive parts increased by 48.5% compared to the third quarter of 2009. The manufacturing inefficiencies we encountered at our NA Auto facility towards the end of the second quarter continued to challenge us in the third quarter, and contributed to the segment’s operating loss of ($3.2) million. During the second and third quarters of 2010, we responded to a rapid acceleration of orders with a plant expansion, implementation of new equipment, hiring and training a significant number of new employees, and fabrication of a great deal of new tooling, and all at the same time as we increased output to meet our customers’ demand.”

Consolidated gross margin percentage for the third quarter of 2010 was 14.9% compared with 17.0% for the same quarter of 2009. This decrease in gross margin percentage was driven by the manufacturing inefficiencies associated with production of fiber products in the Thermal/Acoustical segment. Partially offsetting the negative impact on gross margin percentage from the Thermal/Acoustical segment was improvement in gross margin percentage from the Performance Materials segment.

Selling, product development, and administrative expenses were $12.7 million, or 15.2% of net sales, for the third quarter ended September 30, 2010, compared with $11.7 million, or 17.6% of net sales, for the same quarter of 2009. This increase was primarily due to salaries and benefits, sales commission, severance related charges, and consulting services totaling $1.5 million and partially offset by the reversal of accrued incentive compensation expense of $0.4 million.

On June 30, 2010, the Company divested its electrical papers product line for total consideration of $5.8 million. The Company recorded a net gain on sale of $0.4 million in the third quarter of 2010 and $2.1 million for the nine months ended September 30, 2010. The gain on sale in the current quarter was related to services provided by the Company under a license agreement. The Company expects to record the remainder of the deferred gain on sale of $2.8 million evenly over the service period of the license agreement, which expires in the second quarter of 2012.

During the third quarter of 2010, the Company elected to change its assertion regarding unremitted foreign earnings of its German branch. The undistributed earnings of the branch are no longer considered to be indefinitely reinvested, and are now available for remittance to Lydall, Inc. As a result, the Company recorded a tax benefit of $4.1 million in the current quarter. This benefit was partially offset by recording valuation reserves of $2.2 million, primarily related to foreign tax credits. The net effect of these entries contributed to a tax benefit of $1.8 million, or $0.11 per share, in the third quarter of 2010.

Liquidity

At September 30, 2010, the Company had $17.6 million of cash on hand compared to $22.7 million at December 31, 2009. Net cash used for operating activities was $1.3 million in the first nine months of 2010. During the nine months ended September 30, 2010, net operating assets and liabilities increased by $13.3 million, primarily in inventories, as cash was used to

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fund requirements for the increased demand in most of the Company’s businesses. Capital expenditures were $7.5 million in the first nine months of 2010. The Company received proceeds of $4.8 million in the second quarter of 2010 from the sale of the electrical papers product line and received a tax refund of $3.5 million in the third quarter of 2010. There was no significant debt outstanding at September 30, 2010, other than capital lease obligations. Because the Company does not expect to meet the fixed charge coverage ratio required for borrowings to exceed $5.0 million, under its domestic credit facility, the Company anticipates that it will be limited to $5.0 million in domestic borrowings during the fourth quarter of 2010. However, the Company expects to finance operating cash requirements from existing cash balances, cash provided by operating activities and through borrowings, as needed, under the Company’s existing domestic and foreign credit facilities.

Dale Barnhart commented, “We expect to begin to work down our inventory levels during the fourth quarter of 2010 and begin to collect on investments in tooling inventory in the fourth quarter and into the beginning of 2011. We expect these activities will improve our cash position and enhance our plans for organic and acquisitive growth. With the growth in revenue combined with continued cost control measures and traction we are realizing with several of our initiatives in place, we are confident that Lydall will improve its profitability.”

Revision of Prior Period Amounts

In preparing Lydall’s financial statements for the quarter ended September 30, 2010, the Company discovered and corrected certain errors related to accounting for freight expense, unvouchered inventory receipts and depreciation expense. The Company evaluated these errors and determined that they were immaterial to each of the reporting periods affected and, therefore, amendment of previously filed reports with the Securities and Exchange Commission was not required. However, if the adjustments to correct the cumulative errors had been recorded in the quarter ended September 30, 2010, the Company believes the impact would have been significant to the third quarter of 2010 and would impact comparisons to prior periods. Therefore, in its third quarter 2010 SEC filing Lydall revised previously reported quarterly results for the second quarter of 2010 and the second, third and fourth quarters in 2009. Correction of these errors reduced second quarter 2010 earnings by $0.02 per share and had no impact to the first quarter of 2010. Tables reflecting the previously reported balances, required adjustments and revised amounts for all impacted periods are included in the accompanying financial information.

Conference Call

Lydall will host a conference call today at 2:00 p.m. ET to discuss results for its third quarter ended September 30, 2010 as well as general matters related to its businesses and markets. The call may be accessed at (877) 303-3204 and will be webcast live on the Company’s web site www.lydall.com under the Investor Relations’ section. A recording of the call will be available from 5:00 p.m. Eastern Time on November 5, 2010 through midnight on November 12, 2010 at (706) 645-9291 or (800) 642-1687, pass code 22351135. Also, additional information including a presentation outlining key financial data supporting today’s conference call can be found on the Company’s website www.lydall.com under the Investor Relations’ section.

Lydall, Inc. is a New York Stock Exchange listed company, headquartered in Manchester, Connecticut. The Company, with operations in the U.S., France, the Netherlands and

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Germany and sales offices in the U.S., Europe, and Asia, focuses on manufacturing specialty engineered products for the thermal/acoustical and filtration/separation markets. is a registered trademark of Lydall, Inc. in the U.S. and other countries. All product names are trademarks of Lydall, Inc. or Charter Medical, Ltd.

Cautionary Note Concerning Factors That May Affect Future Results

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. Forward-looking statements generally may be identified through the use of language such as “believes,” “expects,” “may,” “plans,” “projects,” “estimates,” “anticipates,” “targets,” “forecasts” and other words of similar meaning in connection with the discussion of future operating or financial performance. The Company believes that all forward-looking statements included in this press release are based on reasonable assumptions, however, all such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or industry results, to differ materially from the Company’s expectations of future results, performance or achievements expressed or implied by these forward-looking statements. Stockholders are referred to Lydall’s 2009 Annual Report on Form 10-K, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors,” as well as the Company’s quarterly report on Form 10-Q for the third quarter of 2010, which outline certain risks and uncertainties regarding the Company’s forward-looking statements. Such risks and uncertainties include, among others, worldwide economic cycles that affect the markets in which the businesses serve could affect demand for the Company’s products and impact the Company’s profitability. Among other factors, disruptions in the global credit and financial markets, including diminished liquidity and credit availability, swings in consumer confidence and spending, unstable economic growth and fluctuations in unemployment rates could cause economic instability and could have a negative impact on the Company’s results of operations and financial condition. The manufacturing inefficiencies at the Company’s North American automotive facility may continue to negatively impact gross margins and operating income. The Company’s ability to borrow funds from its domestic credit facility may be limited. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements contained in this press release, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. For further details on these risks and other pertinent information on Lydall, copies of the Company’s Forms 10-K, 10-Q and 8-K are available on Lydall’s web site, www.lydall.com. Information may also be obtained from the Company Contact: Peter M. Kurto, Vice President, Business Development and Investor Relations, One Colonial Road, Manchester, CT 06042; Telephone 860-646-1233, email: investor@lydall.com.

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Lydall, Inc. News Release	5 of 9	November 5, 2010

Summary of Operations In thousands except per share data (Unaudited)	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	Revised 2009	Revised 2010	Revised 2009
Net sales	$83,752	$66,090	$242,211	$176,404

Cost of sales	71,304	54,829	199,960	155,110

Gross margin	12,448	11,261	42,251	21,294

Selling, product development and administrative expenses	12,748	11,657	41,735	37,461
Gain on sale of product line, net	(404)	—	(2,137)	—

Operating income (loss)	104	(396)	2,653	(16,167)

Interest expense	209	278	638	610

Other expense (income), net	187	7	19	(149)

(Loss) income before income taxes	(292)	(681)	1,996	(16,628)

Income tax benefit	(1,808)	(202)	(1,132)	(5,610)

Net Income (loss)	$1,516	$(479)	$3,128	$(11,018)

Earnings (loss) per share:
Basic	$0.09	$(0.03)	$0.19	$(0.67)
Diluted	$0.09	$(0.03)	$0.19	$(0.67)

Weighted average common shares outstanding	16,682	16,581	16,664	16,556
Weighted average common shares and equivalents outstanding	16,731	16,581	16,701	16,556

Summary of Segment Information and Other Products and Services In thousands (Unaudited)	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	Revised 2009	Revised 2010	Revised 2009
Net Sales

Performance Materials Segment	$32,264	$25,383	$90,802	$70,978
Thermal/Acoustical Segment	42,264	34,614	125,054	89,027
Other Products and Services:
Vital Fluids	3,673	3,904	11,653	10,832
Affinity®	6,006	2,311	15,952	6,036
Reconciling Items	(455)	(122)	(1,250)	(469)

Consolidated Totals	$83,752	$66,090	$242,211	$176,404

Operating Income (Loss)

Performance Materials Segment	$6,013	$2,822	$13,978	$5,175
Thermal/Acoustical Segment	(3,167)	142	(1,779)	(9,948)
Other Products and Services:
Vital Fluids	(285)	289	32	51
Affinity®	389	(762)	959	(2,185)
Corporate Office Expenses	(2,846)	(2,887)	(10,537)	(9,260)

Consolidated Totals	$104	$(396)	$2,653	$(16,167)

Lydall, Inc. News Release	6 of 9	November 5, 2010

Financial Position In thousands except ratio data (Unaudited)	September 30, 2010	Revised December 31, 2009

Cash and cash equivalents	$17,565	$22,721
Working capital	$67,615	$60,599
Total debt	$5,407	$6,751
Stockholders’ equity	$157,178	$156,389
Total capitalization	$162,585	$163,140
Current ratio	2.3	2.5
Total debt to total capitalization	3.3%	4.1%

Cash Flows In thousands (Unaudited)	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	Revised 2009	Revised 2010	Revised 2009

Net cash (used for) provided by operating activities	$(2,511)	$5,371	$(1,336)	$2,169
Net cash used for investing activities	$(3,233)	$(1,256)	$(2,420)	$(2,440)
Net cash used for financing activities	$(314)	$(353)	$(876)	$(1,102)
Depreciation and amortization	$3,433	$3,827	$10,749	$11,958
Capital expenditures	$3,233	$1,256	$7,493	$4,840

Common Stock Data Quarter Ended September 30,	2010	2009

High	$8.21	$6.00
Low	$6.51	$2.82
Close	$7.36	$5.26

During the third quarter of 2010, 5,069,623 shares of Lydall common stock (LDL) were traded on the New York Stock Exchange.

Lydall, Inc. News Release	7 of 9	November 5, 2010

Revision of Prior Period Amounts

Consolidated Balance Sheets - December 31, 2009 and June 30, 2010 In thousands (Unaudited)	As Previously Reported December 31, 2009	Adjustments	Revised December 31, 2009
Inventories, net	$26,571	$(135)	$26,436
Total current assets	$100,122	$(135)	$99,987
Property plant and equipment, net	$93,884	$(465)	$93,419
Total assets	$224,952	$(600)	$224,352
Total current liabilities	$39,312	$76	$39,388
Deferred tax liabilities	$6,614	$(257)	$6,357
Retained earnings	$169,502	$(419)	$169,083
Total stockholders’ equity	$156,808	$(419)	$156,389

In thousands (Unaudited)	As Previously Reported June 30, 2010	Adjustments	Revised June 30, 2010
Property plant and equipment, net	$85,629	$(537)	$85,092
Total assets	$226,510	$(537)	$225,973
Total current liabilities	$51,499	$599	$52,098
Deferred tax liabilities	$5,477	$(432)	$5,045
Retained earnings	$171,399	$(704)	$170,695
Total stockholders’ equity	$147,982	$(704)	$147,278

Consolidated Statement of Operations - Quarter Ended June 30, 2010 In thousands except per share data (Unaudited)	As Previously Reported Quarter Ended June 30, 2010	Adjustments (a)	Revised Quarter Ended June 30, 2010
Net sales	$82,880	$—	$82,880
Cost of sales	66,623	460	67,083

Gross margin	16,257	(460)	15,797
Selling, product and administrative expenses	14,312	—	14,312
Gain on sale of product line, net	(1,733)	—	(1,733)

Operating income (loss)	3,678	(460)	3,218
Interest expense	209	—	209
Other income, net	(66)	—	(66)

Income (loss) before income taxes	3,535	(460)	3,075
Income tax expense (benefit)	1,167	(175)	992

Net income (loss)	$2,368	$(285)	$2,083

Earnings per share
Basic	$0.14		$0.13
Diluted	$0.14		$0.12

Weighted average number of common shares outstanding
Basic	16,658		16,658
Diluted	16,839		16,839

(a) Adjustment relates primarily to the understatement of freight expenses during the quarter ended June 30, 2010.

Lydall, Inc. News Release	8 of 9	November 5, 2010

Revision of Prior Period Amounts (continued)

Consolidated Statement of Operations - Quarter Ended December 31, 2009 In thousands except per share data (Unaudited)	As Previously Reported Quarter Ended December 31, 2009	Adjustments	Revised Quarter Ended December 31, 2009

Net sales	$72,543	$—	$72,543
Cost of sales	60,628	205	60,833

Gross margin	11,915	(205)	11,710
Selling, product and administrative expenses	13,322	—	13,322

Operating loss	(1,407)	(205)	(1,612)
Interest expense	204	—	204
Other income, net	(83)	—	(83)

Loss before income taxes	(1,528)	(205)	(1,733)
Income tax expense (benefit)	1,899	(78)	1,821

Net loss	$(3,427)	$(127)	$(3,554)

Earnings (loss) per share
Basic	$(0.21)		$(0.21)
Diluted	$(0.21)		$(0.21)

Weighted average number of common shares outstanding
Basic	16,597		16,597
Diluted	16,597		16,597

Consolidated Statement of Operations - Quarter Ended September 30, 2009 In thousands except per share data (Unaudited)	As Previously Reported Quarter Ended September 30, 2009	Adjustments	Revised Quarter Ended September 30, 2009

Net sales	$66,090	$—	$66,090
Cost of sales	54,703	126	54,829

Gross margin	11,387	(126)	11,261
Selling, product and administrative expenses	11,657	—	11,657

Operating loss	(270)	(126)	(396)
Interest expense	278	—	278
Other expense, net	7	—	7

Loss before income taxes	(555)	(126)	(681)
Income tax (benefit) expense	(282)	80	(202)

Net loss	$(273)	$(206)	$(479)

Earnings (loss) per share
Basic	$(0.02)		$(0.03)
Diluted	$(0.02)		$(0.03)

Weighted average number of common shares outstanding
Basic	16,581		16,581
Diluted	16,581		16,581

Lydall, Inc. News Release	9 of 9	November 5, 2010

Revision of Prior Period Amounts (continued)

Consolidated Statement of Operations - Quarter Ended June 30, 2009 In thousands except per share data (Unaudited)	As Previously Reported Quarter Ended June 30, 2009	Adjustments	Revised Quarter Ended June 30, 2009

Net sales	$55,981	$—	$55,981
Cost of sales	51,811	130	51,941

Gross margin	4,170	(130)	4,040
Selling, product and administrative expenses	12,722	—	12,722

Operating loss	(8,552)	(130)	(8,682)
Interest expense	198	—	198
Other income, net	(29)	—	(29)

Loss before income taxes	(8,721)	(130)	(8,851)
Income tax benefit	(2,783)	(49)	(2,832)

Net loss	$(5,938)	$(81)	$(6,019)

Earnings (loss) per share
Basic	$(0.36)		$(0.36)
Diluted	$(0.36)		$(0.36)

Weighted average number of common shares outstanding
Basic	16,544		16,544
Diluted	16,544		16,544

Consolidated Statement of Operations - Year Ended December 31, 2009 In thousands except per share data (Unaudited)	As Previously Reported Year Ended December 31, 2009	Adjustments (b)	Revised Year Ended December 31, 2009

Net sales	$248,947	$—	$248,947
Cost of sales	215,482	461	215,943

Gross margin	33,465	(461)	33,004
Selling, product and administrative expenses	50,783	—	50,783

Operating loss	(17,318)	(461)	(17,779)
Interest expense	814	—	814
Other income, net	(232)	—	(232)

Loss before income taxes	(17,900)	(461)	(18,361)
Income tax benefit	(3,742)	(47)	(3,789)

Net loss	$(14,158)	$(414)	$(14,572)

Earnings (loss) per share
Basic	$(0.85)		$(0.88)
Diluted	$(0.85)		$(0.88)

Weighted average number of common shares outstanding
Basic	16,567		16,567
Diluted	16,567		16,567

(b) Adjustment relates primarily to the understatement of depreciation expense during the year ended December 31, 2009.